Exhibit 99.1
PMFG, Inc. (Parent of Peerless Mfg. Co.) Enters into Manufacturing License Agreement with CEFCO Global Clean Energy, LLC
Dallas, Texas — July 12, 2010 — PMFG, Inc. (the “Company”) (Nasdaq: PMFG), The Company announced today that through its wholly-owned subsidiary, Peerless Mfg. Co., it has entered into the CEFCO Process Manufacturing License Agreement (the “License Agreement”) with CEFCO Global Clean Energy, LLC, a Texas limited liability company (“CEFCO”). Pursuant to the License Agreement and subject to the terms and conditions set forth therein, the Company was granted exclusive manufacturing rights in the continental United States to manufacture equipment and process units incorporating CEFCO’s aerodynamic reactor technology used in the selective capture and removal of NOx, SOx, CO2 and Hg, and the subsequent conversion of sequestered pollutants into high-grade end-products thru chemical conversion of pollutants in a re-circulating and re-generating system, which can then be commercially sold by the end-user operator (the “CEFCO Process”).
Peter J. Burlage, Chief Executive Officer, stated, “We believe that our partnership with CEFCO presents an exciting opportunity for Peerless to continue to expand and develop our commitment to providing Safe, Efficient, and Clean energy solutions to our customers. By adding the CEFCO technology to our Environmental Systems product offering, we have the potential to greatly enhance our overall capabilities, especially in solid fuel applications. This initiative correlates with our overall strategic growth plans which include addressing other pollutants, as well as enabling Peerless customers to economically meet current and future environmental air regulations. The CEFCO Process provides the end-user operator with a unique opportunity to have effective air emissions controls and a potential revenue stream from the sale of the converted captured pollutants.
“Certain components in the CEFCO Process have been previously applied to clean pollutants from emission control applications used by the Department of Defense and the Department of Energy. Peerless has the engineering expertise, manufacturing capabilities and a long standing leadership position in the marketplace in environmental control systems to successfully manufacture and apply the CEFCO Process to other combustion processes and across numerous industries.”
Under the License Agreement, the Company will pay to CEFCO a one-time license fee of up to $10 million, which is payable in four installments and contingent upon the completion of specified events or milestones. The Company paid an initial installment payment of $1.1 million upon the execution of the License Agreement. Upon successful completion of testing and verification of the CEFCO technology, as performed by the Company, the Company will make a second installment payment of $1.4 million, less the Company’s costs of such testing, which is estimated to cost approximately $700,000 to $900,000. The Company expects to commence construction of the test facility in the first quarter of fiscal year 2011 and complete testing in the third quarter of fiscal year 2011.
Upon the receipt of an order to manufacture the equipment for the commercial sale of the CEFCO technology, then the Company will make a third installment payment of $2.5 million. When the Company receives an aggregate of $50 million in gross sales revenues from manufacturing orders for the CEFCO technology, the Company will make the fourth and final installment payment of $5 million.
In addition to the license fee described above, the Company will pay CEFCO a royalty payment of 5% of the Company’s gross sales revenue (net of sales and use taxes paid by the Company) received as a result of commercial orders for the CEFCO Process equipment systems and products. However, if the License Agreement continues for a period of more than one year following the first commercial sale of the CEFCO technology, the Company will make specified minimum annual royalty payments to CEFCO but only to the extent that the minimum royalty payment exceeds the 5% royalty payment earned by the Company in that given year. If the 5% royalty payment exceeds the applicable minimum royalty payment for the applicable period, the Company will only pay to CEFCO the 5% royalty payment for that given year.
The License Agreement also contains representations, warranties and covenants that are customary for an agreement of this nature. The License Agreement will continue for a period of ten years from the date of the first commercial sale of the CEFCO technology, unless terminated earlier in accordance with its terms. Termination rights include the Company’s right to terminate the License Agreement for any reason or no reason, at any time in its sole discretion upon at least 30 days prior written notice.
The occurrence of any of the foregoing events is uncertain and there can be no assurance as to the successful testing of the CEFCO technology and the Company’s ability to receive manufacturing orders.
The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the License Agreement, a redacted copy of which is filed as Exhibit 10.1 to the Company’s 8-K filed on July 12, 2010.
About PMFG
We are a leading provider of custom engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure and petrochemical processing. Headquartered in Dallas, Texas, we market our systems and products worldwide.
About CEFCO Global Clean Energy, LLC
CEFCO Global Clean Energy, LLC (Dallas, Texas) is a technology development company that specializes in carbon capture and all-pollutants capture by employing what it believes to be the most energy-efficient and cost-saving technology for comprehensive air emissions compliance with governmental regulations. The CEFCO Process uses the shockwave “free-jet collision scrubbing” technology that was recognized, selected and codified by the EPA into its Hazardous Waste Combustors (“HWC”) Maximum Achievable Control Technology (“MACT”) Standards on May 22, 2002 with its own proprietary selective applications to capture Greenhouse Gases (“GHG”, such as carbon dioxide), toxic metals (such as mercury), and acidic gases (such as SOx,

NOx and HCl), and converts each group of the captured pollutants into valuable and salable end-products by a chemical engineering and refining process.
Safe Harbor Under The Private Securities Litigation Reform Act of 1995
Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievement expressed or implied by such forward-looking statements. The words “anticipate,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include the Company’s ability to raise additional capital and to execute its plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the SEC, including the information under Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009. The Company undertakes no obligation to revise any forward-looking statements or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.
For Further Information Contact:
Mr. Peter J. Burlage, Chief Executive Officer
Mr. Henry G. Schopfer, Chief Financial Officer
PMFG, Inc.
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
Phone: (214) 353-5545
Fax: (214) 351-4172
www.peerlessmfg.com
or
Kevin McGrath
Cameron Associates
(212) 245-4577
Kevin@cameronassoc.com